EXHIBIT 10.2

                  STOCK OPTION SUBSCRIPTION AGREEMENT


     Stock Option Subscription Agreement made and entered this 1st day of April, 2003 by and between Arena Resources, Inc., a Nevada Corporation of 4920 South Lewis Street, Suite 107, Tulsa, OK 74105 ("Arena" or the "Company") with ____________________________________,
_________________, an employee, director or agent of Arena ( hereafter generically "Optionee"). Whenever both Arena and the Optionee are collectively described in this agreement they shall be designated as the "Parties".

1.0 Purpose of Option. Arena herewith grants to Optionee those specific stock option rights described by this agreement and exercisable strictly in accordance with the terms and provisions of this agreement as additional incentive compensation to the Optionee awarded by the company for exceptional service and as a means to insure the continued affiliation and loyalty of the Optionee to the company.

2.0 Specific Option Granted. Arena herewith assigns, sets-over and grants to Optionee the within stock option allowing the Optionee the right to acquire up to _______ shares of the restricted common stock of Arena at an exercise price of $3.70 per share through April 1, 2008, but subject to the specific exercise rights, divestment and other terms outlined below:

      2.1 Option rights may be issued in series and over time, shall be vested upon execution of this or any subsequent similar subscription agreement, but subject to the right of exercise and divestment set-out in this subscription.

      2.2 No option rights created by this agreement shall be transferable in any manner without the prior written authorization of the company. It is understood and agreed between the Parties that Arena takes the position that the option rights should generally not be transferred and Arena will not generally grant transfer rights to the option or any stock issued upon exercise of this option, in whole or in part.

      2.3 The option rights created hereunder are not being issued pursuant to a plan and are not deemed to be "qualified" option rights pursuant to applicable portions of the Internal Revenue Code. The options granted herein are specifically excluded from the provisions of 26 USC Sec. 422.

      2.4 The option rights created hereunder shall not be used for security or subject to consensual or voluntary liens or encumbrances.

      2.5 The option rights created hereunder may be exercised, in whole or in part, specifically and only as set-out in paragraph 3.0, and subparts, and are subject to divestment pursuant to such paragraph.

      2.6 The company reserves the right, but is under no obligation, to register all or any portion of the shares issued pursuant to this or related option agreements.

      2.7 In the event of the voluntary or involuntary termination of the Optionee from the company, the Optionee will be required to exercise all earned and vested option rights subject to exercise within 30 days of the effective date of termination or the options will be automatically terminated and extinguished. In the event of the death or disability of the Optionee, the estate or any duly constituted trustee, conservator or guardian of the Optionee shall be required to exercise any exercisable option rights on behalf of the Optionee within 120 days of death or disability as a trustee, personal representative, guardian or conservator, or any person otherwise acting for the estate within 120 days of the death or disability of Optionee.

      2.8 The company will and does hereby reserve the right to unilaterally alter the terms of this subscription to require the option rights and resulting shares to be issued as "qualified stock incentive shares" pursuant to a qualified IRS stock incentive plan at its sole election and shall so inform Optionee of any such modification of terms. Except as specifically required by such plan, no other term or provision of this stock subscription will be modified by the adoption of qualified plan; provided, however, any term or provision of such qualified plan inconsistent with the terms of this subscription shall be given primary definition and control. If this qualification occurs, then the Optionee acknowledges and agrees that the option price for any shares may be altered.

      2.9 No term or provision of this subscription right shall constitute any guarantee of employment or in any way modify any employment contract or any terms of existing employment, including rights of termination or release between the Optionee and Arena.

3.0 Exercise and Divestment. The stock options granted herein shall be exercisable based upon services of the Optionee to the company and subject to divestment for any unexercised portion upon death, termination of employment or disassociation of Optionee as follows:

     3.1 No shares shall be acquired pursuant to the exercise of this option unless the Optionee shall continue in full employment or affiliation as a director for eleven consecutive months after the month in which this option agreement is initially executed (first exercise date). At the event of the first exercise date, Optionee may acquire up to twenty percent (20%) of the stock subject to this option. Thereafter, commencing on each successive annual anniversary date of the first exercise date, the Optionee may acquire an additional twenty percent (20%) of the stock subject to this option at the exercise price of $0.50/share provided the Optionee remains in continuous employment or affiliated as a director with the company during the entire preceding exercise period. Unless the Optionee terminates his relationship as outlined in paragraph 2.7, infra., all option rights shall be cumulative and Optionee may elect to accrue such rights and exercise all option rights at the last exercise period, or for six months thereafter, if he is employed by or affiliated as a director by the company.

      3.2 If Optionee's employment or affiliation is terminated with the company at any time prior to the end of an option exercise period, as described above, the option rights to be acquired during such period under this agreement will fully terminate and divest and Optionee shall have no further option rights for that period.

      3.3 The Optionee shall give notice of his or her intent to exercise the option within sixty (60) days of the end of an option exercise period, or other period required by paragraph 2.7, in writing and shall accompany such written notice describing the number of shares to be purchased with a payment check for the full purchase price. Notice of any fully earned and vested options can be given at anytime in accordance with the provisions of paragraphs 2.7, 3.1 and
3.2. Arena agrees to promptly issue shares pursuant to such notice and payment in accordance with this agreement.

4.0 No Tax Representations. While Arena believes that the current treatment of the options will be that the options may create a taxable event to the Optionee as a non-qualified option at the time of exercise of the option and that the taxable gain may, most likely, be the difference between the exercise price of the option and the then prevailing market price, if any, of the company's stock; no warranty of tax results or tax events is made or implied in any manner by Arena. Each Optionee further represents that he or she has and will rely fully and exclusively upon his or her own independent tax information and advisors as to the tax implications and results of the granting or exercise of this option and agrees to comply fully with all required federal, state or local tax reporting and payment requirements incurred through the granting or exercise of this option.

5.0 Restricted Securities. Each Optionee understands and covenants that unless registered at the option of Arena, the shares granted under this stock subscription will be restricted securities; that is, securities issued without registration under state or federal laws. Each Optionee further understands, agrees and stipulates that the nature of restricted securities are that they are not generally freely tradable, that substantial holding periods may apply before such shares, after the exercise of the option, may be traded and that various requirements, such as current public information being available for the company, are usually required and applicable to the subsequent transfer and sale of the securities. The undersigned further represents and states that he or she is generally familiar with the current provisions of federal SEC Rule 144 and that this is the general safe harbor provision and rule under which restricted securities are currently resold. In all events, the undersigned Optionee understands and agrees that he will be required in most instances to obtain prior written consent of Arena to the resale of a restricted security and may be required to obtain formal opinion of counsel as to the tradability and availability of such restricted shares for resale satisfactory to Arena. In complying with any resale provisions for restricted securities, the undersigned Optionee agrees and consents that he will rely exclusively and fully at his own cost and election upon independent legal counsel.

6.0  Miscellaneous.

      6.1 This option agreement shall be applied and construed in accordance with Oklahoma law as to all state issues. Any action which may or could be brought to enforce any term or provision or rights under this option agreement shall be brought in a court of general jurisdiction within the state of Oklahoma and in the county where the principal business of Arena is located.

      6.2 This agreement shall be binding upon and inure to the benefit of any assign, heir or successor in interest to any party hereto.

     6.3 Should any term or provision of this agreement be found void or voidable, the balance shall be given reasonable application and applied so far as possible to achieve the intent of the parties. In like manner, any error in grammar, syntax, spelling or usage shall be given reasonable application and applied to achieve the intent of the parties.

      6.4 This subscription constitutes a final agreement between the parties and shall not be amended or altered by parole evidence and may only be amended in a written amendment signed by the parties and attached hereto.

      6.5 Should any action at law or equity be necessary to enforce any term or provision of this agreement, the prevailing party shall be entitled to all reasonable costs of court and attorney fees and judgment and interest on any actual monetary damages from the date of loss at the rate of 12% per annum.

      6.6 The undersigned President of Arena represents that he has been duly and fully authorized to execute this subscription agreement for and on behalf of the corporation pursuant to resolution of its Board of Directors.

     Dated the day and date first above written.

OPTIONEE:
                                        ARENA RESOURCES, INC.:


-----------------------------           ------------------------------
Print Name:                             By: Lloyd T. Rochford
Date of Execution:                      Its President
Social Security No. _________

                                   (The  facsimile  signature  of  the
                                   President shall be given  the  same
                                   force  and  affect as the  original
                                   signature to this document)